UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 3, 2011, Republic Bank & Trust Company (the “Bank”), a wholly owned subsidiary of Republic Bancorp, Inc. (the “Company”), amended and restated its Program Agreement, dated September 19, 2007, as previously amended on December 2, 2008, November 23, 2009, December 29, 2009, June 30, 2010, September 20, 2010, December 14, 2010 and June 29, 2011 (the “Program Agreement”) with Jackson Hewitt, Inc. (“JHI”).

The parties amended and restated the Program Agreement to, among other things:

(1)
add Jackson Hewitt Technology Services LLC (“JHTSL”) as a party to the Program Agreement whereby JHTSL agreed to provide certain technology services, including personnel to the Bank, in connection with the services provided for under the Program Agreement;

(2)	set the term of the Program Agreement to expire on October 14, 2014;

(3)	remove the Bank’s annual option to unilaterally terminate the Program Agreement;

(4)	amend the termination provisions of the Program Agreement to provide the Bank an additional termination right due to regulatory direction relative to its tax products; and

(5)
amend the provisions of the Program Agreement to modify, in part, the method of designation of Jackson Hewitt tax preparation locations that will offer the Bank’s tax products in 2012, 2013 and 2014 and provide that the Bank shall be the exclusive tax product provider in those locations.

As a result of this amendment, the total number of Jackson Hewitt tax preparation offices that will offer the Bank’s tax products in 2012 is not expected to differ materially from the number of Jackson Hewitt tax preparation offices that offered the Bank’s products in 2011.

The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Program Agreement in connection with filing such agreement as Exhibit 10.1 to this Current Report on Form 8-K.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include consumer demand for tax related products, consumer demand for Jackson Hewitt’s tax services and tax services generally, the ability to replace revenue in the event Jackson Hewitt is not able to perform due to its bankruptcy status, losses on Refund Anticipation Loans (“RALs”), regulatory pressure to curtail or exit the RAL business, overall product mix and overhead cost to the Bank, and other factors set forth as “Risk Factors” at Part I, Item 1A in the Company’s Form 10-K for the year ended December 31, 2010 and in the Company’s other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this Form 8-K speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

The Company has described the Program Agreement in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 20, 2007, December 3, 2008, November 24, 2009, December 30, 2009, July 2, 2010, September 30, 2010, December 17, 2010 and June 29, 2011. The foregoing description of the Program Agreement is qualified in its entirety by reference to the full text of the Program Agreement, a copy of which is being filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1	Amended and Restated Program Agreement dated August 3, 2011, between Republic Bank & Trust Company, Jackson Hewitt Inc. and Jackson Hewitt Technology Services LLC. *

*
Confidential treatment has been requested for the redacted portions of this agreement. A complete copy of the agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP, INC.

Date: August 5, 2011	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial
Officer & Chief Accounting Officer

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